                                                                  EXHIBIT 10.1

                        SETTLEMENT AND RELEASE AGREEMENT

        This Settlement and Release Agreement (the "Agreement") is hereby entered into by and between Duane M. Eberlein (the "Executive") and Inland Entertainment Corporation, a Utah corporation (the "Company").

                                    RECITALS

        WHEREAS, Executive has been employed by the Company on an at will basis since 2/13/94, most recently as the Company's Executive Vice President; and

        WHEREAS, both the Executive and the Company have determined that it is in their mutual interests that the Executive resign from his position as Executive Vice President of the Company, and that his employment relationship be dissolved; and

        WHEREAS, both the Executive and the Company voluntarily elect to terminate the employment relationships on the terms and conditions hereinafter set forth and settle any disputes arising from such relationships without resort to litigation; and

                                    AGREEMENT

        NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

        1. Employment Status. The Executive voluntarily resigned from his position as Executive Vice President of the Company as of 2/6/98 (the "Resignation Date"). The Executive also voluntarily resigned his employment by the Company as of the Resignation Date. The Executive was relieved of all duties effective on the Resignation Date.

        2. Compensation,Vacation Pay and Other Benefits Through the Resignation Date. The Company paid the Executive his current base salary through the Resignation Date. The Company and the Executive agree that the Executive does not have any accrued or unused vacation pay earned through the Resignation Date. The Executive acknowledges and agrees that the payment of the foregoing salary through the Resignation Date constitutes full payment of any and all monies (including but not limited to bonus amounts) that he earned during his employment by the Company through the Resignation Date.

       3. Severance Benefits After the Resignation Date. The Company agrees to make the severance benefits to the Executive as described in this Agreement. The Executive understands that the Company will deduct from these amounts federal withholdings taxes and other deductions that the Company is required by law to make from wage payments to employees. The Executive further understands that these amounts are all the Executive is entitled to receive from the Company under this Agreement or otherwise. The Executive will receive no further wage, vacation or other similar payments from the Company. For purposes of this Agreement, the "Settlement Date" shall mean the date after the expiration of all periods of revocation under this Agreement have lapsed.

        3.1 Severance Payments. Following the Settlement Date, the Company shall pay to the Executive in one single payment a net amount equal to $27,936.94 representing three (3) months base salary net of taxes and voluntary 401(k) contribution.

        3.2 Health Insurance Premiums. If the Executive (or any of his eligible dependents) elects to continue to participate in any of the Company's group health insurance plans pursuant to COBRA, 29 U.S.C. 1161 et seq., the company will reimburse the executive, following the Settlement Date, for the premiums paid by the Executive for such COBRA coverage commencing on the Resignation Date through 2/28/98. Nothing in this Section 3.2 is intended to alter the terms of COBRA in any way and those terms shall remain applicable in all respects.

        3.3 Stock Options. As of the Resignation Date, the Executive had vested stock options (the "Vested Options") which enable the Executive to purchase 91,135 shares of common stock, par value $.001 per share, of the Company ("Common Stock"). Prior to the Resignation Date, the Executive had options that were not vested ("Unvested Options") which enable the Executive to purchase 108,865 shares of common stock, par value $.001 per share, of the Company stock. Each of the Executive's Stock Option Agreements under (i) the Corporation's 1994 Stock Option Plan and (ii) the Corporation's 1995 Stock Option Plan shall be amended to provide that as of the Resignation Date all Unvested Options shall become Vested Options and that the Executive shall have a period of sixty (60) months after the Resignation Date to exercise all Vested Options.

        4. Continuation of Benefits After the Resignation Date. Except as expressly provided in this agreement or in the plan documents governing the Company's employee benefit plans, as of the Resignation Date, the Executive will no longer be eligible for, receive, accrue, or participate in any other benefits or benefit plans provided by the Company, including, without limitation, medical, dental and life insurance benefits, the Company's 401(k) retirement plan, automobile lease reimbursement, the Company's supplemental Executive Incentive Bonus Plan and any other bonus plan of the Company; provided, however, that health care coverage for the Executive and the Executive's dependents may be continued under COBRA for as long as the Executive is eligible for such coverage and so long as the Executive pays the required premiums.

        5. Company/Executive Property. On or before the Settlement Date, the Executive shall return all property of the Company in the Executive's possession.

        6. General Release by the Executive. In consideration of the payments specified in Section 3 of this Agreement and the other matters described herein, the receipt and adequacy of which are hereby acknowledged, the Executive, for himself and his heirs, executors, administrators, assigns, affiliates, successors and agents (collectively, the "Affiliates") hereby fully and without limitation release and forever discharges the Company and its agents, representatives, stockholders, parents, subsidiaries, divisions, owners, officers, directors, employees, consultants, attorneys, auditors, accountants, investigators, affiliates, successors and assigns (collectively the Releasees"), both individually and collectively, from any and all rights, claims, demands, liabilities, actions, causes of action, damages, losses, costs, expenses and compensation, of whatever nature whatsoever, known or unknown, fixed or contingent ("Claims"), which the Executive or his Affiliates has or may have or may claim to have against the Releasees by reason of any matter, cause, or thing whatsoever, from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to the recruitment, hire, employment, relocation, remuneration, investigation, or termination of the Executive by the Company or the other Releasees, the Executive's tenure as a director of the Company , any agreement or compensation arrangement between the Executive and the Company or the other Releasees, or any act or occurrence in connection with any actual, existing, proposed prospective or claimed ownership interest of any nature of the Executive or the Executive's Affiliates in equity capital or rights in equity capital or other securities of the Company or the other Releasees to the maximum extent permitted by law.

        The Executive specifically and expressly releases any Claims arising out of or based on the California Fair Employment and Housing Act, as amended; Title VII of the Civil rights Act of 1964, as amended; the Age Discrimination in Employment Act, as amended; the Americans With Disabilities Act; the National Labors Relations act, as amended; the Equal Pay Act; ERISA; any provision of the California Labor Code; California common law of fraud, misrepresentation, negligence, defamation, infliction of emotional distress, or wrongful termination; state or federal wage and hour laws; or any other state or federal law, rule, or regulation dealing with the employment relationship.

        7. Release of Unknown Claims by Executive. The Executive is aware of California Civil Code Section 1542, which provides as follows:

               A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

        With full awareness and understanding of the above provision, the Executive hereby waives any rights he may have under Section 1542. The Executive intends to, and hereby does, release Releasees from claims which he does not presently know or suspect to exist at this time. However, the Executive is not waiving any rights or claims that may arise out of acts or events that occur after the Settlement Date.

        8. Breach of Release. The Executive agrees that if he hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Claims released by the Executive hereunder, or in any manner asserts against the company or the Releasees any of the claims released hereunder, the Executive shall pay to Company or such Releasee, as the case may be, in addition to any other damages caused to the Company or such Releasee, as the case may be, all attorneys fees incurred in defending or otherwise responding to said suit or claim.

        9. Rights Under the Older Workers Benefit Protection Act. In accordance with the Older Workers Benefit Protection Act of 1990, the Executive is aware of the following:

               (a) The Executive has the right to consult with an attorney before signing this Agreement and is hereby advised by the Company to do so;

               (b) The Executive has twenty-one (21) days from the receipt of this document to consider this Agreement; and

               (c) The Executive has seven (7) days after signing this Agreement to revoke this Agreement, and this Agreement will not be effective until that revocation period has expired. The Executive agrees that in order to exercise his right to revoke this Agreement within such seven (7) day period, he must do so in a signed writing delivered to the Company's Controller and Chief Accounting Officer before the close of business on the seventh calendar day after signing the Agreement.

        10. Confidentiality of Agreement. Except as may be required by law, neither the Executive, his attorney, nor any person acting by, through, under or in concert with them, shall disclose any of the terms of or facts relating to this Agreement or the negotiation thereof to any individual or entity, except for disclosures made between the Executive, his attorney, spouse, children or advisors.

        11. Proprietary Information. The Executive acknowledges that certain information, observations, and data obtained by him during the course of or related to his employment with the Company (including without limitation certain financial information, intellectual property, stockholder information, product design information, business plans, marketing plans or proposals, customer lists and other customer information) are the sole property of the Company and constitute trade secrets of the Company. The Executive agrees to promptly return all files, customer lists, financial information and other Company property that are in the Executive's possession or control without making copies thereof. The Executive further agrees that he will not disclose to any person or use any such information, observations or data without the written consent of the Company's Board of Directors, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of the Executive's acts or omissions to act, which acts or omissions were unauthorized by the Company. Further, the Executive acknowledges that any unauthorized use of trade secrets will cause irreparable harm to the Company and will give rise to an immediate action by the Company for injunctive relief. If the Executive is served with a deposition subpoena or other legal process calling for the disclosure of such information, or if he is contacted by any third person requesting such information, he will immediately notify the Company's General Counsel and will fully cooperate with the Company in minimizing the disclosure thereof.

        12.    Unfair Competition.

               (a) The Executive agrees not to (whether as an employee, director, owner, stockholder, consultant, limited or general partner, or otherwise), for himself or for any other person or entity, engage in any unfair competition with the Company.

               (b) The Executive also covenants and agrees not to intentionally interfere with, disrupt, or attempt to disrupt, the relationship, contractual or otherwise, between the Company and any customer of the Company as of the Resignation Date.

                (c) The Executive acknowledges that any unfair competition or misuse of trade secret or proprietary information belonging to the Company, or any violation of Sections 10 through 12 of this Agreement, will result in irreparable harm to the Company and will give rise to an immediate action by the Company for injunctive relief.

        13. Cooperation Clause. The Executive agrees to cooperate with the Company and its counsel (a) in any investigation (including internal investigations) and audits of the Company's management's current and past conduct and business and accounting practices and (b) in the Company's defense of, or other participation in, any administrative, judicial, or other proceeding arising from any charge, complaint or other action which has been or may be filed relating to the period during which the Executive was engaged in employment with the Company. Except as required by law or authorized in advance by the Company's Board of Directors, the Executive will not communicate, directly or indirectly, with any third party concerning the management or governance of the Company, the operations of the Company, the legal positions taken by the Company, or the financial status of the Company. The Executive shall direct inquiries from third parties on these issues to the Company. The Executive acknowledges that any violation of this Section 13 will result in irreparable harm to the Company and will give rise to an immediate action by the Company for injunctive relief.

        14. Non-disparagement: Employment Reference. Each party to this Agreement will use his or its best efforts not to disparage or otherwise publish or communicate derogatory statements or opinions about the other to any third party for a period of three (3) years after the Resignation Date. It shall not be a breach of this Section 14 for either party to testify truthfully in any judicial or administrative proceeding, or to make factual accurate statements in legal or public filings. If any prospective employers contact the Company concerning the Executive, they will be told only that the Executive was employed from 2/13/94 until he voluntarily resigned as of the Resignation Date. The Company will issue on its letterhead a statement in the form attached hereto as
Exhibit 1 in response to any requests for references or recommendations.

        15. Remedies for Breach. If the Executive willfully and materially breaches his obligations under this Agreement, in addition to whatever other rights the Company may have, the Executive shall forfeit his right to receive any further payments or benefits under this Agreement.

        16. California Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, including all maters of construction, validity, performance and enforcement, without giving effect to principles of conflict of laws.

        17. Attorneys' Fees. In any action, litigation or proceeding between the parties arising out of or in relation to this Agreement, the prevailing party in such action will be awarded, in addition to any damages, injunctions or other relief, and without regard to whether or not such matter is prosecuted to final judgment, such party's costs and expenses, including reasonable attorneys' fees. Such award will include post judgement attorneys' fees and costs, which will not be deemed as merged into the final judgement.

        18. Non-Admission Liability. Both the Executive and the Company understand and agree that neither the payment of any sum of money nor the execution of this Agreement by the parties will constitute or be construed as ad admission of any liability whatsoever by either party.

        19. Withholding Taxes: Tax Reporting. The Company may, if required in its reasonable judgment, withhold from any amounts payable under this Agreement all such Federal, state, city and other taxes, and may file with appropriate governmental authorities all such information returns or other reports with respect to the tax consequences attendant to any amounts payable under this Agreement, as may, in its reasonable judgment, be required by law.


        20. Severability. If any one or more of the provisions contained herein (or parts thereof), or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof will not be in any way impaired or affected, it being intended that all of the rights and privileges shall be enforceable to the fullest extent permitted by law.

        21. Entire Agreement. This Agreement represents the sole and entire agreement between the parties and, except as expressly stated herein, supersedes all prior agreements, negotiations and discussions between the Executive and the Company with respect to the subject matters contained herein.

        22. Waiver. No waiver by any party hereto at any time of any breach of, or compliance with, any condition or provision of this Agreement to be performed by any other party hereto may be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

        23. Amendment. This Agreement may be modified or amended only if such modification or amendment is agreed to in writing and signed by duly authorized representatives of the parties hereto, which writing expressly states the intent of the parties to modify this Agreement.

        24. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original as against any party that has signed it, but all of which together will constitute one and the same instrument.

        25. Assignment. This Agreement inures to the benefit of and is binding upon the Company and its successors and assigns, but the Executive's rights under this Agreement are not assignable.

        26. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by fax, telex, cable or telecopy, or sent, postage prepaid, by registered, certified or express mail, or sent by reputable overnight courier service, and shall be deemed given when so delivered by hand, upon transmission if faxed, telexed, cabled or telecopied, or if mailed, three days after deposit in a United States mailbox, one business day in the case of express mail or overnight courier service, as follows:
               If to the Company:
                             Inland Entertainment Company
                             16868 Via del Campo Court, Suite 200
                             San Diego, CA  92127

                             Fax: (619) 716-2101
                             Attn: Ms. Mary Jo Boring
                     Controller and Chief Accounting Officer
                              If to the Executive:
                                    6105 Pasatiempo
                                    San Diego, CA  92120
                                    Attn: Duane M. Eberlein

or such other address as one party may have furnished to the other party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

        27.    Miscellaneous Provisions.

               (a) The parties represent that they have read this Agreement and fully understand all of its terms; that they have conferred with their attorneys, or have knowingly and voluntarily chosen not to confer with their attorneys about this Agreement; that they have executed this Agreement without coercion or duress of any kind; and that they understand any rights that they have or may have and sign this Agreement with knowledge of any such rights.

               (b) The language in all parts of this Agreement must be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular must be construed to have been use din the plural, and vice versa, and each gender must include any other gender. The captions of the Sections of this Agreement are for convenience only and must not affect the construction or interpretation of any of the provision herein.

               (c) Each provision of this Agreement to be performed by a party hereto is both a covenant and condition, and is a material consideration for the other party's performance hereunder, and any breach thereof by the party will be a mate4rial default hereunder. All rights, remedies, undertakings, obligations, options, covenants, conditions and agreements contained in this Agreement are cumulative and no one of them is exclusive of any other. Time is of the essence in the performance of this Agreement.

               (d) Each party acknowledges that no representation, statement or promise made by any other party, or by the agent or attorney of any other party, has been relied on by him or it in entering into this Agreement.

               (e) Each party understand that the facts with respect to which this Agreement is entered into may be materially different from those the parties now believe to be true. Each party accepts and assumes this risk and agrees that this Agreement and the release in it shall remain in full force and effect, and legally binding, notwithstanding the discovery or existence of any additional or different facts, or of any claims with respect to those facts.

               (f) Unless expressly set forth otherwise, all references herein to a "day" are deemed to be a reference to a calendar day. All references to "business day" mean any day of the year other than a Saturday, Sunday or a public or bank holiday in San Diego, California. Unless expressly stated otherwise, cross-references herein refer to provisions within this Agreement and are not references to the overall transaction or to any other document.

               (g) Each party to this Agreement will cooperate fully in the execution of any and all other documents and in the completion of any additional actions that may be necessary or appropriate to give full force and effect to the terms and intent of this Agreement.

               THE EXECUTIVE AND THE COMPANY ACKNOWLEDGE THAT EACH HAS READ THIS AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT. THE EXECUTIVE ACKNOWLEDGES AND UNDERSTANDS THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates indicated below.

                        INLAND ENTERTAINMENT CORPORATION,
                                    A Utah corporation


Dated: 2/10/98               By:   /S/ L. Donald Speer
       ----------               --------------------------------------------
                                L. Donald Speer, II
                                Chairman of the Board and Chief Executive
                                Officer, President and Chief Operating Officer


                             "Executive"


Dated: 2/10/98                   /S/ Duane M. Eberlein              signature
       ----------                ----------------------------------

                                      Duane M. Eberlein           printed name
                                 --------------------------------